                                                                    Exhibit 4.42




================================================================================





                             VISION TWENTY-ONE, INC.






                                WARRANT AGREEMENT


                          Dated as of November 10, 2000







         Re: CLASS A WARRANTS TO PURCHASE SHARES OF COMMON STOCK CLASS B WARRANTS TO PURCHASE SHARES OF COMMON STOCK







================================================================================

                                TABLE OF CONTENTS

SECTION                                                HEADING                                                PAGE
SECTION 1.                 DESCRIPTION OF WARRANTS AND COMMITMENT.................................................2

       Section 1.1.        Warrants to Purchase Common Stock......................................................2
       Section 1.2.        Closing Date...........................................................................3
       Section 1.3.        Failure to Deliver.....................................................................3
       Section 1.4.        Covenant to Increase Authorized Shares.................................................3

SECTION 2.                 CLOSING CONDITIONS.....................................................................3

       Section 2.1.        Closing Certificate....................................................................3
       Section 2.2.        Legal Opinions.........................................................................3
       Section 2.3.        Convertible Note Agreement.............................................................4
       Section 2.4.        Registration Rights Agreement..........................................................4
       Section 2.5.        Credit Agreement.......................................................................4
       Section 2.6.        Concurrent Issuance of Warrants........................................................4
       Section 2.7.        Consent of Holders of Other Securities and Shareholders................................4
       Section 2.8.        Satisfactory Proceedings...............................................................4
       Section 2.9.        Waiver of Conditions...................................................................4

SECTION 3.                 REPRESENTATIONS........................................................................4

       Section 3.1.        Representations of the Company.........................................................4

SECTION 4.                 DEFINITIONS............................................................................5

       Section 4.1.        Definitions............................................................................5

SECTION 5.                 MISCELLANEOUS..........................................................................6

       Section 5.1.        Notice from Agent......................................................................6
       Section 5.2.        Counterparts...........................................................................6
       Section 5.3.        Successors and Assigns.................................................................6
       Section 5.4.        Headings...............................................................................7
       Section 5.5.        Costs and Expenses.....................................................................7
       Section 5.6.        Governing Law..........................................................................7
       Section 5.7.        Severability of Provisions.............................................................7
       Section 5.8.        Submission to Jurisdiction; Waiver of Jury Trial.......................................7
       Section 5.9.        Loss, Theft, Etc. of Warrant...........................................................8
       Section 5.10.       Amendments.............................................................................8

Signatures........................................................................................................9

ATTACHMENTS TO WARRANT AGREEMENT:

Schedule I         --      Names of Lenders
Schedule 2.7       --      Consents of Shareholders and Others
Exhibit A-1        --      Form of Class A Warrant
Exhibit A-2        --      Form of Class B Warrant
Exhibit B          --      Representations and Warranties
Exhibit C          --      Description of Closing Opinion of Counsel to the
                           Company

                             VISION TWENTY-ONE, INC.
                       120 WEST FAYETTE STREET, SUITE 700
                               BALTIMORE, MD 21201



                                WARRANT AGREEMENT



         Re: CLASS A WARRANTS TO PURCHASE SHARES OF COMMON STOCK CLASS B WARRANTS TO PURCHASE SHARES OF COMMON STOCK


                                                                     Dated as of
                                                               November 10, 2000

To the Lenders named in
  Schedule I to this Agreement

Ladies and Gentlemen:

         The undersigned, Vision Twenty-One, Inc., a Florida corporation (the "Company"), agrees with the purchasers named in Schedule I to this Warrant Agreement (the or this "Agreement") as follows:


                             PRELIMINARY STATEMENTS

          A. Reference is hereby made to that certain Amended and Restated Credit Agreement dated as of July 1, 1998, as amended, by and among the Company, the Lenders, and the Agent (the "Original Credit Agreement"). The Company is currently indebted to the Lenders in the aggregate amount of $63,928,986.76 under the Original Credit Agreement, of which $7,134,413 represents outstanding principal under the revolving credit facility as revolving loans, $41,622,572.23 represents outstanding principal as term loans, $8,787,735.26 represents outstanding principal as bridge loans and $6,384,266.27 (exclusive of interest due on the current bridge loan and reimbursement for certain costs and expenses) is outstanding representing accrued but unpaid interest and fees due under the Original Credit Agreement at the pre-default rates therefor (any increase in the accrued but unpaid amount thereof representing default rate pricing increases being waived by the Lenders for the periods ending prior to the date hereof). In addition, $10,000 of letters of credit remain outstanding under the Original Credit Agreement.

          B. The Company has requested that the amounts outstanding under the Original Credit Agreement be restructured under the terms set forth in the Amended and Restated Credit Agreement dated as of November 10, 2000 (as amended, modified or restated from time to time, the "Credit Agreement"), that the financial covenants be amended, that certain other terms and conditions provided for in the Original Credit Agreement be amended, that for the sake of clarity and convenience, that the Original Credit Agreement be restated in its entirety as so amended, and that the unpaid fees and interest be converted into indebtedness evidenced by the 7% Convertible Senior Secured Notes due October 31, 2003 issued pursuant to the Convertible Note Agreement, dated as of November 10, 2000 (as amended, modified or restated from time to time, the "Convertible Note Agreement") in the aggregate principal amount of $6,385,000.

          C. In consideration of each Lender entering into the Credit Agreement and Convertible Note Agreement, the Company has also agreed to issue to each Lender on the Closing Date pursuant to this Agreement (a) Class A Warrants to purchase in the aggregate 4,104,000 shares (subject to adjustment as provided in said warrants) of Common Stock of the Company (the "Class A Warrants") and (b) Class B Warrants to purchase in the aggregate 4,104,000 shares (subject to adjustment as provided in said warrants) of Common Stock of the Company (the "Class B Warrants" and, together with all Class A Warrants being delivered to the Lenders, the "Warrants").

          D. The parties hereto hereby agree that this Agreement shall become effective as of the date hereof, upon the execution of this Agreement by each of the parties hereto and fulfillment of the conditions precedent contained in Section 2 hereof.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.           DESCRIPTION OF WARRANTS AND COMMITMENT.

         Section 1.1. Warrants to Purchase Common Stock. In consideration of, and as an inducement to, each Lender entering into the Credit Agreement and Convertible Note Agreement, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company will issue to each Lender on the Closing Date:

                   (a) the Class A Warrants of the Company substantially in the form attached hereto as Exhibit A-1 to purchase the number of shares of Common Stock of the Company set forth opposite such Lender's name in Schedule I hereto; and

                   (b) the Class B Warrants of the Company substantially in the form attached hereto as Exhibit A-2 to purchase the number of shares of Common Stock of the Company set forth opposite such Lender's name in Schedule I hereto.

The number of shares which may be acquired upon the exercise of the Warrants and the price per share are subject to adjustment in the manner and on the terms and conditions set forth in the Warrants.

         The Company and the Lenders agree that for U.S. federal income tax purposes the aggregate amount of original issue discount is less than a de minimus amount (as defined in the Treasury Regulations).

         The rights, powers and terms of and relating to the Common Stock will be provided for in the Company's Articles of Incorporation as in effect on the Closing Date, and as otherwise provided by the general corporation law of the State of Florida.

         Section 1.2. Closing Date. Delivery of the Warrants will be made at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, on November 10, 2000 or such later date (not later than November 15, 2000) as shall mutually be agreed upon by the Company and the Lenders (the "Closing Date"). The Warrants will be delivered to each Lender in the form of a single Warrant, in the form of Exhibit A-1 and Exhibit A-2, as appropriate, registered in such Lender's name or in the name of such Lender's nominee as such Lender may specify at any time prior to the date fixed for delivery.

         The obligations of the Lenders shall be several and not joint and no Lender shall be liable or responsible for the acts or defaults of any other Lender.

         Section 1.3. Failure to Deliver. If, on the Closing Date, the Company fails to tender to each Lender the Warrants to be issued on the Closing Date or if the conditions to such Lender's obligation specified in Section 2 have not been fulfilled or waived by such Lender, such Lender may thereupon elect to be relieved of all further obligations under this Agreement. Nothing in this Section shall operate to relieve the Company from its obligations hereunder or to waive any Lender's rights against the Company.

         Section 1.4. Covenant to Increase Authorized Shares. The Company agrees to use its best efforts to cause the requisite number of shareholders required to approve and ratify under applicable state law an increase in the number of authorized shares of capital stock of the Company by February 28, 2001, sufficient at all times to permit the Lenders to exercise the Warrants in accordance with their terms.

SECTION 2.           CLOSING CONDITIONS.

         The obligations of each Lender to accept the Warrants will be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Warrants, and to the following further conditions precedent:

         Section 2.1. Closing Certificate. Such Lender shall receive a certificate dated the Closing Date, signed by the chief financial officer, the president or a vice president of the Company, the truth and accuracy of which shall be a condition to such Lender's obligation to accept the Warrants proposed to be issued to such Lender, to the effect that (i) the representations and warranties of the Company set forth in Exhibit B hereto are true and correct on and with respect to the Closing Date, (ii) the Company has performed all of its obligations hereunder which are to be performed on or prior to the Closing Date, and (iii) no Default or Event of Default has occurred and is continuing.

         Section 2.2. Legal Opinions. Such Lender shall receive from Shumaker, Loop & Kendrick, LLP, counsel for the Company, its opinion dated the Closing Date, in form and substance satisfactory to such Lender, and covering the matters set forth in Exhibit C hereto.

         Section 2.3. Convertible Note Agreement. The Convertible Note Agreement shall be in full force and effect and all of the conditions precedent contained in Section 2 thereof shall have been fulfilled to the satisfaction of the Lenders.

         Section 2.4. Registration Rights Agreement. The Registration Rights Agreement shall have been duly executed by the parties thereto and delivered substantially in the form attached to the Convertible Note Agreement as Exhibit E.

         Section 2.5. Credit Agreement. The Credit Agreement shall be in full force and effect and all of the conditions precedent contained in Section 7 thereof shall have been fulfilled to the satisfaction of the Lenders.

         Section 2.6. Concurrent Issuance of Warrants. On the Closing Date, the Company shall have consummated the issuance of the entire amount of the Warrants scheduled to be issued on the Closing Date pursuant to this Agreement.

         Section 2.7. Consent of Holders of Other Securities and Shareholders. On or prior to the Closing Date, except as disclosed in Schedule 2.7, any consent or approvals required to be obtained from any holder or holders of any outstanding securities of the Company or any shareholder of the Company which shall be necessary to permit the consummation of the transactions contemplated hereby shall have been obtained and all such consents or amendments shall be satisfactory in form and substance to such Lender and such Lender's special counsel.

         Section 2.8. Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to such Lender, and such Lender shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

         Section 2.9. Waiver of Conditions. If on the Closing Date the Company fails to tender to any Lender the Warrants to be issued to such Lender on such date or if the conditions specified in this SS.2 have not been fulfilled, such Lender may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in this SS.2 have not been fulfilled, such Lender may waive compliance by the Company with any such condition to such extent as such Lender may in its sole discretion determine.

SECTION 3.           REPRESENTATIONS.

         Section 3.1. Representations of the Company. The Company represents and warrants that all representations and warranties set forth in Exhibit B are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

         Section 3.2. Representations of the Lenders. Each Lender, severally but not jointly and severally, represents and warrants that:

         (a) it is accepting such Warrants for the purpose of investment for its own account and not with a view to or for sale in connection with any distribution thereof (except as may be required by applicable law); it being understood, however, that the disposition of each Lender's property shall at all times be and remain within its control;

         (b) it understands that the Securities have not been registered under the Securities Act, and may be resold only if registered pursuant to the provisions of the Securities Act and any applicable state "blue sky" laws or if an exemption from such registration is available, except under circumstances where neither such registration nor such an exemption is required by law; and

         (c) it is an "accredited investor" within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as in effect on the Closing Date.

SECTION 4.           DEFINITIONS.

         Section 4.1. Definitions. In addition to the terms defined in other Sections of this Agreement, the following terms will mean:

         "Agent" means Bank of Montreal, and any successor pursuant to Section
10.7 of the Convertible Note Agreement.

         "Company" is defined in the introductory paragraph of this Agreement.

         "Closing Date" is defined in SS.1.2.

         "Common Stock" shall mean any class of capital stock of the Company now or hereafter authorized, the right of which to share in distributions either of earnings or assets of the Company is without limit as to any amount or percentage; provided, however, that the shares of Common Stock deliverable upon exercise of the Warrants shall include only the common stock, $0.001 per share par value, of the Company authorized at the date hereof (or to be authorized as contemplated in Section 1.4 of this Agreement) and any class of Common Stock issued in substitution therefor.

         "Credit Agreement" is defined in the preliminary paragraphs hereto.

         "Disclosure Letter" means the written disclosure letter delivered to the Agent and the Lenders by the Company on the date hereof referencing on its face it is the disclosure letter being furnished pursuant to this Agreement.

         "Lender" is defined in the introductory paragraph of this Agreement.

         "Notes" means the $6,385,000 7% Convertible Senior Secured Notes due October 31, 2003 issued pursuant to the Convertible Note Agreement.

         "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

         "Plan of Restructuring" means the Company's plan of restructuring described in the Disclosure Letter, including its plan to settle claims of its creditors at an agreed-upon discount or by issuing equity interests in the Company.

         "Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of the date of this Agreement, among the Company and the Lenders.

         "Security" has the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

         "Subsidiary" means, as to any particular parent corporation or organization, any other corporation or organization more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization. Unless otherwise identified herein, the term "Subsidiary" means a Subsidiary of the Company or of any of its direct or indirect Subsidiaries.

         "Voting Stock" of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

SECTION 5.           MISCELLANEOUS.

         Section 5.1. Notice from Agent. Upon receipt of notice from any holder of a Warrant that such holder intends to exercise its right to purchase shares of Common Stock of the Company by exercising its Warrant, the Agent shall promptly notify each other holder of Warrants in writing of such holder's impending intent to exercise its Warrant.

         Section 5.2. Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

         Section 5.3. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of each of the Lenders and the benefit of their respective successors and assigns, including any subsequent holder of any Warrant. The Company may not assign any of its rights or obligations under this Agreement or any Warrant without the written consent of all of the Lenders. The holders of the Warrants may not assign their Warrants without the written consent of the Agent, which consent shall not be unreasonably withheld.

         Section 5.4. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

         Section 5.5. Costs and Expenses. The Company agrees to pay all reasonable costs and out-of-pocket expenses of the Lenders in connection with the preparation, negotiation, and administration of this Agreement and the Warrants, including, without limitation, the reasonable fees and disbursements of counsel to the Agent, in connection with the preparation and execution of this Agreement and the Warrants, and any amendment, waiver or consent related thereto, whether or not the transactions contemplated herein are consummated. The Company agrees to pay to the Agent and each Lender, and any other holder of any Warrant outstanding hereunder, all expenses reasonably incurred or paid by such Lender or any such holder, including reasonable attorneys' fees and court costs, in connection with any default or event of default by the Company hereunder or in connection with the enforcement of this Agreement or the Warrants.

         The Company further agrees to indemnify the Agent, each Lender, and their respective directors, officers and employees, against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto or any settlement arrangement arising from or relating to any such litigation) which any of them may pay or incur arising out of or relating to this Agreement or the Warrants or any of the transactions contemplated thereby. The Company, upon demand by the Agent or a Lender at any time, shall reimburse the Agent or such Lender for any legal or other expenses incurred in connection with investigating or defending against any of the foregoing (including any settlement costs relating to the foregoing) except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified. The obligations of the Company under this Section shall survive the termination of this Agreement.

         The Company will also pay and save each Lender harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable in connection with the execution and delivery of this Agreement or the Warrants, whether or not any Warrants are then outstanding.

         Section 5.6. Governing Law. This Agreement and the Warrants, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of Illinois.

         Section 5.7. Severability of Provisions. Any provision of this Agreement or the Warrants which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 5.8. Submission to Jurisdiction; Waiver of Jury Trial. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement and the Warrants or the transactions contemplated hereby or thereby. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. THE COMPANY, THE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY CONVERTIBLE LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

         Section 5.9. Loss, Theft, Etc. of Warrant. In case any Warrant shall become mutilated or be destroyed, lost or stolen, the Company, upon the written request of the holder thereof, shall execute and deliver a new Warrant in exchange and substitution for the mutilated certificate, or in lieu of and in substitution for the Warrant so destroyed, lost or stolen. The applicant for a substituted Warrant shall furnish to the Company such security or indemnity as may be required by the Company to save it harmless from all risks resulting from the delivery of the substitute Warrant, and the applicant shall also furnish to the Company evidence to its satisfaction of the mutilation, destruction, loss or theft of the applicant's certificate and of the ownership thereof. If any original Lender or its nominee or any other institutional holder is the owner of any mutilated, destroyed, lost or stolen certificate representing a Warrant, then the affidavit of its President, Vice President, Second Vice President, Assistant Vice President, Treasurer, Assistant Treasurer, Cashier, Assistant Cashier, Secretary or Assistant Secretary in form reasonably satisfactory to the Company setting forth the fact of destruction, loss or theft and such Lender's, nominee's or other institutional holder's ownership of the Warrant at the time of such mutilation, destruction, loss or theft shall be accepted as satisfactory evidence thereof and no indemnity shall be required as a condition to execution and delivery of a new Warrant other than the written agreement of such original Lender, nominee or other institutional holder, in form reasonably satisfactory to the Company, to indemnify the Company from all risks resulting from the authentication and delivery of the substitute certificate.

         Section 5.10. Amendments. This Agreement may, from time to time, and at any time, be amended or supplemented by an instrument or instruments in writing executed by the parties hereto.

         The execution hereof by the Lenders shall constitute a contract among the Company and the Lenders for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement and all signatures need not appear on any one counterpart.

                                      VISION TWENTY-ONE, INC.



                                      By: /s/ Mark Gordon
                                         ---------------------------------------
                                         Name:   Mark Gordon
                                         Title:  CEO

Accepted as of the first date written above.



                                 BANK OF MONTREAL, in its individual capacity
                                    as a Lender and as Agent


                                 By: /s/ Jack J. Kane
                                    --------------------------------------------
                                    Name:  Jack J. Kane
                                    Title: Director

                                    Address:
                                    115 South LaSalle Street
                                    Chicago, Illinois  60603
                                    Attention:  Jack Kane
                                    Telecopy:   (312) 750-6057
                                    Telephone:  (312) 750-5900

                                 BANK ONE TEXAS, N.A.


                                 By: /s/ Ronnie Kaplan
                                    --------------------------------------------
                                    Name:  Ronnie Kaplan
                                    Title: Vice President

                                    Address:
                                    One First National Plaza
                                    Mail Code:  IL1-0631
                                    Chicago, IL  60670
                                    Attention:  Ronnie Kaplan
                                    Telecopy:   (312) 732-1775
                                    Telephone:  (312) 732-2733

                                 PACIFICA PARTNERS I, L.P.

                                 By:     Imperial Credit Asset
                                         Management, as its Investment
                                         Manager



                                 By: /s/ Dean K. Kawai
                                    --------------------------------------------
                                    Name:  Dean K. Kawai
                                    Title: Vice President

                                    Address:
                                    c/o Imperial Credit Asset Management
                                    150 South Rodeo Drive, Suite 230
                                    Beverly Hills, CA  90212
                                    Attention:  Dean Kawai
                                    Telecopy:   (310) 246-3715
                                    Telephone:  (310) 246-3604

                                 PILGRIM PRIME RATE TRUST

                                 By:     Pilgrim Investments, Inc., as its
                                         Investment Manager



                                 By: /s/ Charles E. LeMieux
                                    --------------------------------------------
                                    Name:  Charles E. LeMieux, CFA
                                    Title: Vice President

                                    Address:
                                    Pilgrim Prime Rate Trust
                                    c/o Pilgrim Investments, Inc.
                                    7337 East Doubletree Ranch Road
                                    Scottsdale, AZ  85258-2034
                                    Attention:  Chuck Lemieux
                                    Telecopy:   (480) 477-2076
                                    Telephone:  (480) 477-3000

                                 PILGRIM AMERICA HIGH INCOME INVESTMENTS LTD.

                                    By:  Pilgrim Investments, Inc., as its
                                         Investment Manager



                                 By: /s/ Charles E. LeMieux
                                    --------------------------------------------
                                    Name:  Charles E. LeMieux, CFA
                                    Title: Vice President
                                    Address:
                                    Pilgrim Prime Rate Trust
                                    c/o Pilgrim Investments, Inc.
                                    7337 East Doubletree Ranch Road
                                    Scottsdale, AZ  85258-2034
                                    Attention:  Chuck Lemieux
                                    Telecopy:   (480) 477-2076
                                    Telephone:  (480) 477-3000

                                 MERRILL LYNCH BUSINESS FINANCIAL SERVICES, INC.



                                 By: /s/ Gary L. Stewart
                                    --------------------------------------------
                                    Name:  Gary L. Stewart
                                    Title: Vice President
                                    Address:
                                    222 North LaSalle Street, 17th Floor
                                    Chicago, IL  60601
                                    Attention:  Gary Stewart
                                    Telecopy:   (312) 499-3252
                                    Telephone:  (312) 269-4423

                                              CLASS A WARRANTS
                                         NUMBER OF SHARES OF COMMON                   CLASS B WARRANTS
         NAME AND ADDRESSES                STOCK EXERCISABLE INTO             NUMBER OF SHARES OF COMMON STOCK
             OF LENDERS                                                               EXERCISABLE INTO
Bank of Montreal                                 2,139,005                               4,104,000

Bank One Texas, N.A.                               499,867

Pilgrim Prime Rate Trust                           243,778

Pilgrim America High Income                        243,778
Investments Ltd.

Pacifica Partners I, L.P.                          487,555

Merrill Lynch Business                             490,017
Financial Services, Inc.

         TOTAL                                   4,104,000                               4,104,000


                                   SCHEDULE I
                             (to Warrant Agreement)

                                    CONSENTS

         The consent of the Company's shareholders has not been obtained for the Plan of Restructuring and the issuance of the Company's equity securities, options and warrants to its creditors in connection therewith, including the issuance by the Company of a portion of the shares of its Common Stock necessary for issuance upon conversion of the Notes issued pursuant to the Convertible Note Agreement.


                                  SCHEDULE 2.7
                             (to Warrant Agreement)

================================================================================

This Warrant and the Common Stock issuable upon exercise hereof have not been registered or qualified for sale under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold or transferred in the absence of an effective registration statement under the Securities Act or an exemption from registration thereunder. This Warrant and the Common Stock are also subject to additional restrictions on transfer and certain other agreements set forth in a Registration Rights Agreement dated as of November 10, 2000, a copy of which may be obtained by the holder hereof without charge at the Company's principal place of business.






                           CLASS A WARRANT TO PURCHASE

                             SHARES OF COMMON STOCK

                                       OF

                             VISION TWENTY-ONE, INC.

                           Void after October 31, 2010





No. AWR-____                     [HOLDER'S PRO RATA PORTION OF ________] SHARES






================================================================================



                                   Exhibit A-1
                             (to Warrant Agreement)

                                TABLE OF CONTENTS

SECTION                                                HEADING                                                    PAGE

SECTION 1.                 EXERCISE OF WARRANT; ADJUSTMENT OF PER SHARE WARRANT PRICE.............................   2

       Section 1.1.        Exercise of Warrant....................................................................   2

SECTION 2.                 RESERVATION OF COMMON STOCK............................................................   3


SECTION 3.                 PROTECTION AGAINST DILUTION............................................................   3


SECTION 4.                 MERGERS, CONSOLIDATIONS, SALES.........................................................   8


SECTION 5.                 DISSOLUTION OR LIQUIDATION.............................................................   9


SECTION 6.                 NOTICE OF EXTRAORDINARY DIVIDENDS......................................................   9


SECTION 7.                 FRACTIONAL SHARES......................................................................   9


SECTION 8.                 FULLY PAID STOCK; TAXES................................................................  10


SECTION 9.                 CLOSING OF TRANSFER BOOKS..............................................................  10


SECTION 10.                RESTRICTIONS ON TRANSFERABILITY OF WARRANTS AND SHARES; COMPLIANCE WITH LAWS...........  10


SECTION 11.                PARTIAL EXERCISE; ASSIGNMENT...........................................................  10


SECTION 12.                DEFINITIONS............................................................................  11


SECTION 13.                LOST, STOLEN WARRANTS, ETC.............................................................  13


SECTION 14.                WARRANT HOLDER NOT SHAREHOLDER.........................................................  13


SECTION 15.                EXERCISE OF REMEDIES...................................................................  13


SECTION 16.                NOTICES................................................................................  13

SECTION 17.                SEVERABILITY..........................................................................   14


SECTION 18.                GOVERNING LAW.........................................................................   14


SECTION 19.                INDEX AND CAPTIONS....................................................................   14

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED OR QUALIFIED FOR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THIS WARRANT AND THE COMMON STOCK ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT DATED AS OF NOVEMBER 10, 2000, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF WITHOUT CHARGE AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS.




No. AWR-____                      [HOLDER'S PRO RATA PORTION OF ________] SHARES



                           CLASS A WARRANT TO PURCHASE

                             SHARES OF COMMON STOCK

                                       OF

                             VISION TWENTY-ONE, INC.

                           Void after October 31, 2010

         THIS IS TO CERTIFY that, for value received and subject to the provisions hereinafter set forth,

                                BANK OF MONTREAL
                                   or assigns,

is entitled to purchase from Vision Twenty-One, Inc., a Florida corporation (the "Company"), at any time on or after December 31, 2002 and to and including 5 P.M. C.D.T. OCTOBER 31, 2010 (the "Expiration Date"), [Holder's pro rata portion of ________] shares of Common Stock of the Company, par value of $0.001 per share, on the terms and conditions hereinafter set forth at a price equal to $0.18 per share.

         The aggregate price of the Common Stock shall be equal to the price per share multiplied by the number of shares initially purchasable hereunder. The aggregate price is herein sometimes referred to as the "Aggregate Warrant Price" and is not subject to adjustment. The price per share is, however, subject to adjustment as hereinafter provided (such price, or such price as last adjusted, as the case may be, being herein referred to as the "per share Warrant Price"). The number of shares purchasable hereunder is likewise subject to adjustment as hereinafter provided. In addition, the number of shares purchasable hereunder is limited under certain circumstances as provided under Section 1.1 hereof.

         The terms which are capitalized herein shall have the meanings specified in Section 12 unless the context shall otherwise require.

SECTION 1.        EXERCISE OF WARRANT; ADJUSTMENT OF PER SHARE WARRANT PRICE.

         Section 1.1. Exercise of Warrant. At any time and from time to time on or after December 31, 2002 and on or prior to the Expiration Date, subject to the conditions hereinafter set forth, this Warrant may be exercised for all shares of Common Stock which may then be purchased hereunder, or for any part of the shares of Common Stock which may then be purchased hereunder. If all of the Obligations of the Company outstanding under the Loan Documents are paid in full (in cash) on or prior to the Expiration Date, the amount of shares of Common Stock that may by purchased by the holder hereof upon exercise of this Warrant shall be limited to the percentage of the number of shares into which this Warrant is initially exercisable (or, if previously exercised in part, such number of shares into which this Warrant is then exercisable) set forth opposite the respective date below on which all of such Obligations shall have been paid in full (in cash):

         ALL OBLIGATIONS PAID IN FULL     PERCENTAGE OF THIS WARRANT THAT MAY BE
                                                        EXERCISED

          Prior to December 31, 2002                         0%

         On or after December 31, 2002                    12.5%
         and prior to March 31, 2003

          On or after March 31, 2003                        50%
          and prior to June 30, 2003

           On or after June 30, 2003                        75%
         and prior to October 31, 2003

          On or after October 31, 2003                     100%


         If the holder of this Warrant exercises its right to purchase shares of Common Stock of the Company prior to the date in which all of the Obligations of the Company under the Loan Documents shall have been paid in full, the number of shares into which this Warrant is exercisable shall be limited to the percentage set forth opposite the respective date above on which the holder hereof exercises such right. Following any such exercise, the holder shall be entitled to receive a new Warrant covering the remaining number of shares into which this Warrant is exercisable in accordance with the provisions of the following paragraph.

         Upon any exercise of this Warrant, the holder shall surrender this Warrant (with the subscription form at the end hereof duly executed) at the principal office of the Company in Baltimore, Maryland. Payment for the shares purchased by the holder pursuant to this Section 1.1 shall be made in funds immediately available at the Company's office in Baltimore, Maryland. If this Warrant is exercised in respect of less than all of the number of shares into which this Warrant is initially exercisable (or, if previously exercised in part, such number of shares into which this Warrant is then exercisable), the holder hereof shall be entitled to receive a new Warrant covering the remaining number of shares of Common Stock in respect of which this Warrant shall not have been exercised; provided, however, that this Warrant and all rights and options hereunder shall expire on the Expiration Date, and shall be wholly null and void to the extent this Warrant is not exercised before it expires.

         At least ten days prior to exercising this Warrant, the holder agrees that it shall deliver written notice to the Agent of its impending intent to exercise its Warrant, which notice shall specify the number of shares of Common Stock to be received by such holder upon such exercise.

SECTION 2.        RESERVATION OF COMMON STOCK.

         The Company covenants and agrees that at all times from and after February 28, 2001 and on or prior to the Expiration Date it will have authorized, and in reserve solely for the purpose of delivery upon the exercise of the rights represented by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by the unexercised portion of this Warrant and such shares issuable upon the exercise of this Warrant shall at no time have an aggregate par value which is in excess of the Aggregate Warrant Price.

SECTION 3.        PROTECTION AGAINST DILUTION.

         The per share Warrant Price and the number of shares deliverable hereunder shall be adjusted from time to time as hereinafter set forth:

                  A. Stock Dividends, Subdivisions and Combinations. If, after the date hereof, the Company shall:

                           (1) pay a dividend or make a distribution in shares of Common Stock to holders of its capital stock of any class, or

                           (2) subdivide the outstanding shares of its Common Stock into a larger number of shares, or

                           (3) combine the outstanding shares of its Common Stock into a smaller number of shares, or

                           (4) issue by reclassification of its shares of Common Stock any shares of Common Stock of the Company, then the per share Warrant Price shall be adjusted to that price determined by multiplying the per share Warrant Price in effect immediately prior to such event by a fraction (i) the numerator of which shall be the total number of outstanding shares of Common Stock of the Company immediately prior to such event, and (ii) the denominator of which shall be the total number of outstanding shares of Common Stock of the Company immediately after such event. An adjustment made pursuant to this paragraph A shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                  B. Issuance of Additional Shares of Common Stock. If, after the date hereof, the Company shall (except as hereinafter provided) issue any Additional Shares of Common Stock for a consideration (i) less than the per share Warrant Price then in effect, or (ii) less than the Current Market Price of such shares then in effect, then the per share Warrant Price upon each such issuance shall be adjusted to that price determined by multiplying the per share Warrant Price in effect immediately prior to such event by a fraction:

                  (1) if issued for a consideration per share less than the Warrant Price per share of Common Stock then in effect:

                           (a) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of shares of Common Stock which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at the then effective per share Warrant Price, and

                           (b) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of such Additional Shares of Common Stock so issued.

                  (2) if issued for a consideration per share less than the Current Market Price per share of Common Stock:

                           (a) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of full shares of Common Stock which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at the Current Market Price per share, and

                           (b) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of such Additional Shares of Common Stock so issued.

                  If such Additional Shares of Common Stock shall be issued at a price per share less than both the effective Warrant Price and the Current Market Price per share of Common Stock, the Warrant Price shall be adjusted in the manner which will result in the greatest reduction of the Warrant Price. The provisions of this paragraph shall not apply to any Additional Shares of Common Stock which are distributed to holders of Common Stock as a stock dividend or subdivision, for which an adjustment is provided for under paragraph A above. No adjustment of the per share Warrant Price shall be made under this paragraph upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, to the extent such adjustment shall previously have been made (or determined not to be required) upon the date of issuance of such warrants or other rights or upon the date of issuance of such Convertible Securities (or upon the date of issuance of any warrants or other rights therefor) pursuant to paragraphs C or D of this SS.3.

                  C. Issuance of Warrants, Stock Options or Other Rights. In case the Company shall issue any warrants, stock options or other rights to subscribe for or purchase any Additional Shares of Common Stock or to subscribe for or purchase any Convertible Securities and the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to such warrants, stock options or other rights or pursuant to the terms of such Convertible Securities shall be less than either (i) the Warrant Price in effect on the date of grant of such warrants, stock options or other rights, or
         (ii) the Current Market Price of such shares on the date of grant of such warrants, stock options or other rights, then the Warrant Price shall be adjusted as provided in paragraph B of this SS.3 on the basis that (i) the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants, stock options or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and (ii) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such Additional Shares of Common Stock pursuant to such warrants, stock options or other rights or pursuant to the terms of such Convertible Securities.

                  D. Issuance of Convertible Securities. In case the Company shall issue any Convertible Securities and the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than either (i) the Warrant Price in effect on the date of issuance of such Convertible Securities, or (ii) the Current Market Price of such shares on the date of issuance of such Convertible Securities, then the Warrant Price shall be adjusted as provided in paragraph B above on the basis that (i) the maximum number of Additional Shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and (ii) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such Additional Shares of Common Stock pursuant to the terms of such

         Convertible Securities. No adjustment of the Warrant Price shall be made under this paragraph upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, to the extent such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to paragraph C above.

                  E. Other Provisions Applicable to Adjustments Under this Section. The following provisions shall be applicable to the making of adjustments in the per share Warrant Price hereinbefore provided in this SS.3.

                           (1) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for a cash consideration, the consideration received by the Company shall be deemed to be the amount of the cash received by the Company therefor, or, if such Additional Shares of Common Stock or Convertible Securities or warrants or other rights are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities or warrants or other rights are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with the issue thereof.

                           To the extent that such issuance shall be for a
                  consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company.

                           The consideration for any Additional Shares of Common
                  Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights, plus the additional consideration payable to the Company upon the exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Company for issuing any warrants or other rights to subscribe for or purchase such Convertible Securities plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities.

                           In case of the issuance at any time of any Additional
                  Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividend upon any class of equity securities other than Common Stock the Company shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities consideration equal to the amount of such dividend so paid or satisfied.

                           (2) Readjustment of Warrant Price. Subject to the provisions of the second sentence of this paragraph E(2), upon the expiration of the right to convert or exchange any Convertible Securities, or upon the expiration of any rights, options or warrants, or upon any increase in the minimum consideration receivable by the Company for the issuance of Additional Shares of Common Stock pursuant to such Convertible Securities, rights, options or warrants, if any such Convertible Securities shall not have been converted or exchanged, or if any such rights, options or warrants shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding by reason of the fact that they were issuable upon conversion or exchange of any such Convertible Securities or upon exercise of any such rights, options or warrants shall no longer be computed as set forth above, and the Warrant Price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the Warrant Price made pursuant to the provisions of this SS.3 after thE issuance of such Convertible Securities, rights, options or warrants) had the adjustment of the Warrant Price made upon the issuance or sale of such Convertible Securities or the issuance of such rights, options or warrants been made on the basis of the issuance only of the number of Additional Shares of Common Stock actually issued upon conversion or exchange of such Convertible Securities or upon the exercise of such rights, options or warrants, or upon the basis of such increased minimum consideration, as the case may be, and thereupon only the number of Additional Shares of Common Stock actually so issued or the number thereof issuable upon the basis of such increased minimum consideration shall be deemed to have been issued and only the consideration actually received or such increased minimum consideration receivable by the Company (computed as provided in subparagraph E(1) of this SS.3) shall be deemed to have beeN received by the Company. No such readjustment of the Warrant Price shall be made unless the Warrant Price was adjusted under the provisions of paragraph C above at the time such rights, options or warrants were issued.

                  F. Extraordinary Dividends. In case the Company shall declare a dividend upon its Common Stock (except a dividend payable in shares of Common Stock referred to in Subparagraph A(1) of this SS.3 oR a dividend payable in warrants, rights or Convertible Securities referred to in paragraph C or D of this SS.3) payable otherwise than out of retained earnings, the Warrant Price in effect immediately prior to thE declaration of such dividend shall be reduced by an amount equal, in the case of a dividend in cash, to the amount thereof payable per share of Common Stock to the extent otherwise than out of retained earnings or, in the case of any other dividend, to the fair value thereof per share of Common Stock as determined in good faith by the Board of Directors of the Company, provided that in no event shall the Warrant Price be reduced to less than one cent ($.01) per share. For the purposes of the foregoing, a dividend payable other than in cash or capital stock of the Company shall be considered payable out of retained earnings only to the extent that such retained earnings are charged an amount equal to the fair value of such dividend as determined by the Board of Directors of the Company. Such reduction shall take effect as of the date on which a record is taken for the purpose of such dividend or if a record is not taken, the date as of which the holders of the Common Stock of record entitled to such dividend are to be determined. Appropriate readjustment of the Warrant Price shall be made in the event that any dividend referred to in this paragraph F shall be lawfully abandoned.

                  G. Adjustment of Number of Shares Purchasable. Upon each adjustment of the per share Warrant Price, the number of shares of Common Stock purchasable hereunder shall be adjusted by dividing the Aggregate Warrant Price by the per share Warrant Price in effect immediately following such adjustment.

                  H. Minimum Adjustment. Except as hereinafter provided, no adjustment of the Warrant Price hereunder shall be made if such adjustment results in a change of the Warrant Price then in effect of less than one cent ($.01) per share. Any adjustment of less than one cent ($.01) per share of any Warrant Price shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, together with adjustment or adjustments so carried forward, amounts to one cent ($.01) per share or more. However, upon conversion of this Warrant, the Company shall make all necessary adjustments (to the nearest cent) not theretofore made to the Warrant Price up to and including the date upon which this Warrant is converted.

                  I. Notice of Adjustments. Whenever the Warrant Price shall be adjusted pursuant to this ss.3, the Company shall promptly deliver a certificate signed by the President or a Vice President and bY the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company made any determination hereunder), by first class mail postage prepaid to each Holder.

SECTION 4.        MERGERS, CONSOLIDATIONS, SALES.

         In the case of any consolidation or merger of the Company with another entity, or the sale of all or substantially all of its assets to another entity, or any reorganization or reclassification of the Common Stock or other equity securities of the Company, then, as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore purchasable hereunder such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore so purchasable hereunder had such consolidation, merger, sale, reorganization or reclassification not taken place. The fair market value of such securities shall be determined by a nationally recognized investment banking firm reasonably satisfactory to the holder. The cost of any such determination shall be borne by the Company. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument executed and mailed or delivered to the holder of this Warrant, the obligation to deliver to such holder such shares of stock, securities, cash or other assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

SECTION 5.        DISSOLUTION OR LIQUIDATION.

         In the event of any proposed distribution of the assets of the Company in dissolution or liquidation except under circumstances when the foregoing
Section 4 shall be applicable, the Company shall mail notice thereof to the holder of this Warrant and shall make no distribution to shareholders until the expiration of 30 days from the date of mailing of the aforesaid notice and, in any such case, the holder of this Warrant may exercise the purchase rights with respect to this Warrant within 30 days from the date of mailing such notice and all rights herein granted not so exercised within such 30-day period shall thereafter become null and void.

SECTION 6.        NOTICE OF EXTRAORDINARY DIVIDENDS.

         If the Board of Directors of the Company shall declare any dividend or other distribution on its Common Stock except out of earned surplus or by way of a stock dividend payable on its Common Stock, the Company shall mail notice thereof to the holder of this Warrant not less than 30 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution and the holder of this Warrant shall not participate in such dividend or other distribution or be entitled to any rights on account or as a result thereof unless and to the extent that this Warrant is exercised prior to such record date. The provisions of this paragraph shall not apply to distributions made in connection with transactions covered by Section 4.

SECTION 7.        FRACTIONAL SHARES.

         In the event that any exercise of this Warrant would result in the issuance by the Company of a fractional share of Common Stock, the Company shall pay to the holder of this Warrant upon such exercise an amount in cash equal to the market price, as determined by the Company, of one whole share of the Common Stock multiplied by such fractional share.

SECTION 8.        FULLY PAID STOCK; TAXES.

         The Company covenants and agrees that the shares of Common Stock to be delivered on the exercise of the purchase rights herein provided for shall, at the time of such delivery, be validly issued and be fully paid and nonassessable. The Company further covenants and agrees that it will pay when due and payable any and all Federal and State transfer, stamp, excise or similar taxes which may be payable in respect of this Warrant or any Common Stock upon the exercise of the purchase rights herein provided for pursuant to the provisions hereof as well as all other expenses payable in connection with the preparation, execution and delivery of any stock certificates upon exercise of this Warrant, regardless of the name or names in which such stock certificates shall be registered.

SECTION 9.        CLOSING OF TRANSFER BOOKS.

         The right to exercise this Warrant shall not be suspended during any period that the stock transfer books of the Company for its Common Stock may be closed. The Company shall not be required, however, to deliver certificates of its Common Stock upon such exercise while such books are duly closed for any purpose, but the Company may postpone the delivery of the certificates for such Common Stock until the opening of such books, and they shall, in such case, be delivered promptly upon the opening thereof, or as soon as practicable thereafter.

SECTION 10. RESTRICTIONS ON TRANSFERABILITY OF WARRANTS AND SHARES; COMPLIANCE WITH LAWS.

         This Warrant and the Common Stock issued upon the exercise hereof shall not be transferable except upon the conditions specified in the Registration Rights Agreement, which conditions are intended to insure compliance with the provisions of the Securities Act and any applicable State securities laws in respect of the transfer of this Warrant or any such Common Stock.

SECTION 11.       PARTIAL EXERCISE; ASSIGNMENT.

         If this Warrant is exercised in part only, the holder hereof shall be entitled to receive a new Warrant covering the Applicable Percentage of Common Stock in respect of which this Warrant shall not have been exercised as provided in Section 1.1. If this Warrant is exercised in part, this Warrant shall be surrendered at the principal office of the Company in Baltimore, Maryland (with the partial assignment form at the end hereof duly executed), and thereupon a new Warrant shall be issued to the holder hereof covering the Applicable Percentage of Common Stock to which such holder shall be entitled.

         This Warrant may be transferred or assigned in whole or in part, but only with the prior written consent of the Agent, which consent shall not be unreasonably withheld.

SECTION 12.       DEFINITIONS.

         In addition to the terms defined elsewhere in this Warrant, the following terms have the following respective meanings:

         The term "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Borrower on or after the date hereof except:

         (i) shares of Common Stock to be issued upon conversion of the Notes;

         (ii) shares of Common Stock to be issued upon the exercise of the Warrants;

         (iii) up to 2,250,000 shares of Common Stock to be issued upon the exercise of options granted after the Closing Date pursuant to an incentive stock option plan;

         (iv) up to 6,500,000 shares of Common Stock to be issued in connection with strategic opportunities which the board of directors of the Company believes to be in the best interest of the Company and its shareholders; and

         (v) up to 11,194,000 shares of Common Stock (as such number shall be appropriated adjusted by the board of directors of the Company for stock splits, dividends, combinations and other similar events) to be issued on or before February 28, 2001 or to be issued upon exercise of options granted before February 28, 2001 in connection with, and as an express part of, the consummation of the Plan of Restructuring.

         The term "Agent" shall mean Bank of Montreal or any successor agent under the Credit Agreement.

         The term "Aggregate Warrant Price" shall mean, as of the date of any determination, the amount computed as provided in the first paragraph of this Warrant.

         The term "Common Stock" as used herein shall include any class of capital stock of the Company now or hereafter authorized, the right of which to share in distributions either of earnings or assets of the Company is without limit as to any amount or percentage; provided, however, that the shares of Common Stock deliverable upon the exercise of the rights granted under this Warrant shall include only Common Stock of the Company, par value of $0.001 per share, authorized at the date hereof (or to be authorized as contemplated in Section 1.4 of the Warrant Agreement) and any class of Common Stock issued in substitution therefor.

         The term "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for additional shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

         The term "Convertible Note Agreement" shall mean the Convertible Note Agreement dated as of November 10, 2000, between the Company and certain institutional investors named therein, as the same may be amended, modified or restated from time to time.

         The term "Credit Agreement" shall mean the Amended and Restated Credit Agreement dated as of November 10 , 2000, among the Company and the financial institutions party thereto, as the same may be amended, modified or restated from time to time, and

         The term "Current Market Price" means with respect to shares of Common Stock shall be, as of the date of any determination thereof, deemed to be the average of the daily Market

Prices per share for the five consecutive trading days immediately preceding the date of determination. The Market Price for each day of such five trading day period shall be (i) if the Common Stock shall at the time be listed or admitted to unlisted trading privileges on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), on the basis of the last reported sale price regular way of the Common Stock on the composite tape on each such trading day upon which such a sale shall have been effected (or if no sale takes place on any such day on such exchange, the average of the closing bid and asked prices on such day as officially quoted on such exchange), or (ii) if the Common Stock shall at the time be listed or admitted to unlisted trading privileges on the New York Stock Exchange, on the basis of the last reported sale price regular way of the Common Stock on the composite tape (or if no sale takes place on any such day on such exchange, the average of the closing bid and asked prices on such day as officially quoted on such exchange), or (iii) if the Common Stock at the time be not listed on either the NASDAQ or the New York Stock Exchange, the average of the highest reported bid and lowest reported asked prices of the Common Stock in the over-the-counter market on each such Business Day, as reported by NASDAQ or similar organization if NASDAQ is no longer reporting such information. In the event the Market Price of the Common Stock cannot be determined in accordance with the immediately preceding sentence, the fair market price shall be determined in good faith by the Board of Directors (which determination shall be reasonably satisfactory to the Holders holding more than 66-2/3% in the aggregate of the shares of Common Stock issuable upon exercise of all Warrants).

         The term "Loan Documents" shall mean the Credit Agreement, the Convertible Note Agreement and the Warrant Agreement, and all other security agreements, registration rights agreements or other instruments executed and delivered in connection therewith.

         The term "Obligations" shall mean all notes, letters of credit, indemnities and all other obligations of the Company outstanding under the Loan Documents.

         The term "Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of November 10, 2000, among the Company and the institutional investors named therein.

         The term "Related Warrant" shall mean the other Class A Warrants similar to this Warrant which were initially issued pursuant to the terms and provisions of the Warrant Agreement.

         The term "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar statute, and the rules and regulations of the Securities Exchange Commission thereunder, all as the same shall be in effect at the time.

         The term "Warrant Agreement" shall mean the Warrant Agreement dated as of November 10, 2000, between the Company and certain institutional investors named therein, as the same may be amended, modified or restated from time to time.

         The term "Warrants" as used herein shall mean this Warrant and the Related Warrants and all warrants hereafter issued in exchange or substitution for this Warrant or any Related Warrants.

SECTION 13.       LOST, STOLEN WARRANTS, ETC.

         In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company may issue a new Warrant of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of the mutilated Warrant, or in lieu of the Warrant lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant, and upon receipt of indemnity satisfactory to the Company. If an institutional holder is the owner of any such lost, stolen or destroyed Warrant, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of such Warrant at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Warrant other than the written agreement of such owner to indemnify the Company.

SECTION 14.       WARRANT HOLDER NOT SHAREHOLDER.

         This Warrant does not confer upon the holder hereof any right to vote or to consent or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof as hereinbefore provided.

SECTION 15.       EXERCISE OF REMEDIES.

         In the event that the Company shall fail to observe any provision contained in this Warrant, the Holder hereof and/or any Holder of Common Stock issued hereunder, as the case may be, may enforce its rights hereunder by suit in equity, by action at law, or by any other appropriate proceedings in aid of the exercise of any power granted in this Warrant and, without limiting the foregoing, said Holder shall be entitled to the entry of a decree for specific performance and to such other and further relief as such court may decree.

SECTION 16.       NOTICES.

         All communications provided for hereunder shall be in writing and, if to the holder of this Warrant, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication, in each case addressed to the holder hereof at such address as such holder may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail or overnight courier, or by facsimile communication, to the Company at 120 West Fayette Street, Suite 700, Baltimore, Maryland 21201, Attention: Chief Financial Officer, or to such other address as the Company may designate to the holder hereof in writing; provided, however, that a notice to the holder by overnight air courier shall only be effective if delivered to such holder at a street address designated for such purpose in accordance with this

Section, and a notice to such holder by facsimile communication shall only be effective if made by confirmed transmission to such holder at a telephone number designated for such purpose in accordance with this Section and promptly followed by delivery of such notice by registered or certified mail or overnight air courier, as set forth above. The person in whose name any Warrant shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Warrant.

SECTION 17.       SEVERABILITY.

         Should any part of this Warrant for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Warrant had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed and accepted the remaining portion of this Warrant without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

SECTION 18.       GOVERNING LAW.

         This Warrant shall be governed by and construed in accordance with Illinois law.

SECTION 19.       INDEX AND CAPTIONS.

         The index and the descriptive headings of the various sections of this Warrant are for convenience only and shall not affect the meaning or construction of the provisions hereof.

         IN WITNESS WHEREOF, Vision Twenty-One, Inc., has caused this Warrant to be signed by its President or one of its Vice Presidents and its Secretary or one of its Assistant Secretaries and this Warrant to be dated November 10, 2000.

                                             VISION TWENTY-ONE, INC.


                                             By
                                                --------------------------------
                                                President


By
   ---------------------------
            Secretary

                                  SUBSCRIPTION

VISION TWENTY-ONE, INC.

         The undersigned, ____________________, pursuant to the provisions of the within Warrant, hereby elects to purchase ________ shares of Common Stock of Vision Twenty-One, Inc., a Florida corporation, covered by the within Warrant.


                                    Signature
                                             -----------------------------------

                                    Address
                                            ------------------------------------

Dated:
      ---------------------

                                   ASSIGNMENT

         FOR VALUE RECEIVED ____________________ hereby sells, assigns and transfers unto ____________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint ____________________, attorney, to transfer the said Warrant on the books of the within-named Company.


                                             -----------------------------------

Dated:
      ---------------------


             PARTIAL ASSIGNMENT IN CONNECTION WITH PARTIAL EXERCISE

         FOR VALUE RECEIVED ____________________ hereby sells, assigns and transfers unto ____________________ that portion of the within Warrant and the rights evidenced thereby which will on the date hereof entitle the holder to purchase ________ shares of Common Stock of Vision Twenty-One, Inc., a Florida corporation, and does hereby irrevocably constitute and appoint ____________________, attorney, to transfer that part of the said Warrant on the books of the within-named Company.


                                             -----------------------------------

Dated:
      ---------------------

================================================================================
This Warrant and the Common Stock issuable upon exercise hereof have not been registered or qualified for sale under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold or transferred in the absence of an effective registration statement under the Securities Act or an exemption from registration thereunder. This Warrant and the Common Stock are also subject to additional restrictions on transfer and certain other agreements set forth in a Registration Rights Agreement dated as of November 10, 2000, a copy of which may be obtained by the holder hereof without charge at the Company's principal place of business.






                           CLASS B WARRANT TO PURCHASE

                             SHARES OF COMMON STOCK

                                       OF

                             VISION TWENTY-ONE, INC.

                           Void after October 31, 2010





No. BWR-____                     [HOLDER'S PRO RATA PORTION OF _________] SHARES


================================================================================



                                   Exhibit A-2
                             (to Warrant Agreement)

                                TABLE OF CONTENTS

SECTION                              HEADING                                                                  PAGE

SECTION 1           EXERCISE OF WARRANT; ADJUSTMENT OF PER SHARE WARRANT PRICE.................................. 2

       Section 1.1  Exercise of Warrant......................................................................... 2

SECTION 2           RESERVATION OF COMMON STOCK................................................................. 2


SECTION 3           PROTECTION AGAINST DILUTION................................................................. 2


SECTION 4           MERGERS, CONSOLIDATIONS, SALES.............................................................. 8


SECTION 5           DISSOLUTION OR LIQUIDATION.................................................................. 8


SECTION 6           NOTICE OF EXTRAORDINARY DIVIDENDS........................................................... 8


SECTION 7           FRACTIONAL SHARES........................................................................... 9


SECTION 8           FULLY PAID STOCK; TAXES..................................................................... 9


SECTION 9           CLOSING OF TRANSFER BOOKS................................................................... 9


SECTION 10          RESTRICTIONS ON TRANSFERABILITY OF WARRANTS AND SHARES; COMPLIANCE WITH LAWS................ 9


SECTION 11          PARTIAL EXERCISE; ASSIGNMENT................................................................ 9


SECTION 12          DEFINITIONS................................................................................ 10


SECTION 13          LOST, STOLEN WARRANTS, ETC................................................................. 12


SECTION 14          WARRANT HOLDER NOT SHAREHOLDER............................................................. 12


SECTION 15.         EXERCISE OF REMEDIES....................................................................... 12


SECTION 16.         NOTICES.................................................................................... 13


SECTION 17.         SEVERABILITY............................................................................... 13


SECTION 18.         GOVERNING LAW.............................................................................. 13


SECTION 19.         INDEX AND CAPTIONS......................................................................... 13

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED OR QUALIFIED FOR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THIS WARRANT AND THE COMMON STOCK ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT DATED AS OF NOVEMBER 10, 2000, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF WITHOUT CHARGE AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS.


No. BWR-_____                      [HOLDER'S PRO RATA PORTION OF _______] SHARES

                           CLASS B WARRANT TO PURCHASE

                             SHARES OF COMMON STOCK

                                       OF

                             VISION TWENTY-ONE, INC.

                           Void after October 31, 2010

         THIS IS TO CERTIFY that, for value received and subject to the provisions hereinafter set forth,

                                BANK OF MONTREAL
                                   or assigns,


is entitled to purchase from Vision Twenty-One, Inc., a Florida corporation (the "Company"), at any time from and after the date of this Warrant to and including 5 P.M. C.D.T. OCTOBER 31, 2010 (the "Expiration Date"), [Holder's pro rata portion of ________] shares of Common Stock of the Company, par value of $0.001 per share, on the terms and conditions hereinafter set forth at a price equal to $0.18 per share.

         The aggregate price of the Common Stock shall be equal to the price per share multiplied by the number of shares initially purchasable hereunder. The aggregate price is herein sometimes referred to as the "Aggregate Warrant Price" and is not subject to adjustment. The price per share is, however, subject to adjustment as hereinafter provided (such price, or such price as last adjusted, as the case may be, being herein referred to as the "per share Warrant Price"). The number of shares purchasable hereunder is likewise subject to adjustment as hereinafter provided. In addition, the number of shares purchasable hereunder is limited under certain circumstances as provided under Section 1.1 hereof.

         The terms which are capitalized herein shall have the meanings specified in Section 12 unless the context shall otherwise require.

SECTION  1.       EXERCISE OF WARRANT; ADJUSTMENT OF PER SHARE WARRANT PRICE.

         Section 1.1. Exercise of Warrant. At any time and from time to time from and after the date of this Warrant and on or prior to the Expiration Date, subject to the conditions hereinafter set forth, this Warrant may be exercised for all shares of Common Stock which may then be purchased hereunder, or for any part of the shares of Common Stock which may then be purchased hereunder.

         Upon any exercise of this Warrant, the holder shall surrender this Warrant (with the subscription form at the end hereof duly executed) at the principal office of the Company in Baltimore, Maryland. Payment for the shares purchased by the holder pursuant to this Section 1.1 shall be made in funds immediately available at the Company's office in Baltimore, Maryland. If this Warrant is exercised in respect of less than all of the number of shares into which this Warrant is initially exercisable (or, if previously exercised in part, such number of shares into which this Warrant is then exercisable), the holder hereof shall be entitled to receive a new Warrant covering the remaining number of shares of Common Stock in respect of which this Warrant shall not have been exercised; provided, however, that this Warrant and all rights and options hereunder shall expire on the Expiration Date, and shall be wholly null and void to the extent this Warrant is not exercised before it expires.

         At least ten days prior to exercising this Warrant, the holder agrees that it shall deliver written notice to the Agent of its impending intent to exercise its Warrant, which notice shall specify the number of shares of Common Stock to be received by such holder upon such exercise.

SECTION 2.        RESERVATION OF COMMON STOCK.

         The Company covenants and agrees that at all times from and after February 28, 2001 and on or prior to the Expiration Date it will have authorized, and in reserve solely for the purpose of delivery upon the exercise of the rights represented by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by the unexercised portion of this Warrant and such shares issuable upon the exercise of this Warrant shall at no time have an aggregate par value which is in excess of the Aggregate Warrant Price.

SECTION 3.        PROTECTION AGAINST DILUTION.

         The per share Warrant Price and the number of shares deliverable hereunder shall be adjusted from time to time as hereinafter set forth:

                  A. Stock Dividends, Subdivisions and Combinations. If, after the date hereof, the Company shall:

                  (1) pay a dividend or make a distribution in shares of Common Stock to holders of its capital stock of any class, or

                  (2) subdivide the outstanding shares of its Common Stock into a larger number of shares, or

                  (3) combine the outstanding shares of its Common Stock into a smaller number of shares, or

                  (4) issue by reclassification of its shares of Common Stock any shares of Common Stock of the Company,

then the per share Warrant Price shall be adjusted to that price determined by multiplying the per share Warrant Price in effect immediately prior to such event by a fraction (i) the numerator of which shall be the total number of outstanding shares of Common Stock of the Company immediately prior to such event, and (ii) the denominator of which shall be the total number of outstanding shares of Common Stock of the Company immediately after such event. An adjustment made pursuant to this paragraph A shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

         B. Issuance of Additional Shares of Common Stock. If, after the date hereof, the Company shall (except as hereinafter provided) issue any Additional Shares of Common Stock for a consideration (i) less than the per share Warrant Price then in effect, or (ii) less than the Current Market Price of such shares then in effect, then the per share Warrant Price upon each such issuance shall be adjusted to that price determined by multiplying the per share Warrant Price in effect immediately prior to such event by a fraction:

         (1) if issued for a consideration per share less than the Warrant Price per share of Common Stock then in effect:

                  (a) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of shares of Common Stock which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at the then effective per share Warrant Price, and

                  (b) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of such Additional Shares of Common Stock so issued.

         (2) if issued for a consideration per share less than the Current Market Price per share of Common Stock:

                  (a) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of full shares of Common Stock which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at the Current Market Price per share, and

                  (b) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of such Additional Shares of Common Stock so issued.

         If such Additional Shares of Common Stock shall be issued at a price per share less than both the effective Warrant Price and the Current Market Price per share of Common Stock, the Warrant Price shall be adjusted in the manner which will result in the greatest reduction of the Warrant Price. The provisions of this paragraph shall not apply to any Additional Shares of Common Stock which are distributed to holders of Common Stock as a stock dividend or subdivision, for which an adjustment is provided for under paragraph A above. No adjustment of the per share Warrant Price shall be made under this paragraph upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, to the extent such adjustment shall previously have been made (or determined not to be required) upon the date of issuance of such warrants or other rights or upon the date of issuance of such Convertible Securities (or upon the date of issuance of any warrants or other rights therefor) pursuant to paragraphs C or D of this SS.3.

         C. Issuance of Warrants, Stock Options or Other Rights. In case the Company shall issue any warrants, stock options or other rights to subscribe for or purchase any Additional Shares of Common Stock or to subscribe for or purchase any Convertible Securities and the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to such warrants, stock options or other rights or pursuant to the terms of such Convertible Securities shall be less than either (i) the Warrant Price in effect on the date of grant of such warrants, stock options or other rights, or (ii) the Current Market Price of such shares on the date of grant of such warrants, stock options or other rights, then the Warrant Price shall be adjusted as provided in paragraph B of this SS.3 on the basis that (i) the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants, stock options or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and (ii) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such Additional Shares of Common Stock pursuant to such warrants, stock options or other rights or pursuant to the terms of such Convertible Securities.

         D. Issuance of Convertible Securities. In case the Company shall share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than either (i) the Warrant Price in effect on the date of issuance of such Convertible Securities, or (ii) the Current Market Price of such shares on the date of issuance of such Convertible Securities, then the Warrant Price shall be adjusted as provided in paragraph B above on the basis that (i) the maximum number of Additional Shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and (ii) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such Additional Shares of Common Stock pursuant to the terms of such Convertible Securities. No adjustment of the Warrant Price shall be made under this paragraph upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, to the extent such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to paragraph C above.

         E. Other Provisions Applicable to Adjustments Under this Section. The following provisions shall be applicable to the making of adjustments in the per share Warrant Price hereinbefore provided in this SS.3.

                  (1) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for a cash consideration, the consideration received by the Company shall be deemed to be the amount of the cash received by the Company therefor, or, if such Additional Shares of Common Stock or Convertible Securities or warrants or other rights are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities or warrants or other rights are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with the issue thereof.

                  To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company.

                  The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights, plus the additional consideration payable to the Company upon the exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Company for issuing any warrants or other rights to subscribe for or purchase such Convertible Securities plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities.

                  In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividend upon any class of equity securities other than Common Stock the Company shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities consideration equal to the amount of such dividend so paid or satisfied.

                  (2) Readjustment of Warrant Price. Subject to the provisions of the second sentence of this paragraph E(2), upon the expiration of the right to convert or exchange any Convertible Securities, or upon the expiration of any rights, options or warrants, or upon any increase in the minimum consideration receivable by the Company for the issuance of Additional Shares of Common Stock pursuant to such Convertible Securities, rights, options or warrants, if any such Convertible Securities shall not have been converted or exchanged, or if any such rights, options or warrants shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding by reason of the fact that they were issuable upon conversion or exchange of any such Convertible Securities or upon exercise of any such rights, options or warrants shall no longer be computed as set forth above, and the Warrant Price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the Warrant Price made pursuant to the provisions of this SS.3 after the issuance of such Convertible Securities, rights, options or warrants) had the adjustment of the Warrant Price made upon the issuance or sale of such Convertible Securities or the issuance of such rights, options or warrants been made on the basis of the issuance only of the number of Additional Shares of Common Stock actually issued upon conversion or exchange of such Convertible Securities or upon the exercise of such rights, options or warrants, or upon the basis of such increased minimum consideration, as the case may be, and thereupon only the number of Additional Shares of Common Stock actually so issued or the number thereof issuable upon the basis of such increased minimum consideration shall be deemed to have been issued and only the consideration actually received or such increased minimum consideration receivable by the Company (computed as provided in subparagraph E(1) of this SS.3) shall be deemed to have been received by the Company. No such readjustment of the Warrant Price shall be made unless the Warrant Price was adjusted under the provisions of paragraph C above at the time such rights, options or warrants were issued.

                  F. Extraordinary Dividends. In case the Company shall declare a dividend upon its Common Stock (except a dividend payable in shares of Common Stock referred to in Subparagraph A(1) of this SS.3 or a dividend payable in warrants, rights or Convertible Securities referred to in paragraph C or D of this SS.3) payable otherwise than out of retained earnings, the Warrant Price in effect immediately prior to the declaration of such dividend shall be reduced by an amount equal, in the case of a dividend in cash, to the amount thereof payable per share of Common Stock to the extent otherwise than out of retained earnings or, in the case of any other dividend, to the fair value thereof per share of Common Stock as determined in good faith by the Board of Directors of the Company, provided that in no event shall the Warrant Price be reduced to less than one cent ($.01) per share. For the purposes of the foregoing, a dividend payable other than in cash or capital stock of the Company shall be considered payable out of retained earnings only to the extent that such retained earnings are charged an amount equal to the fair value of such dividend as determined by the Board of Directors of the Company. Such reduction shall take effect as of the date on which a record is taken for the purpose of such dividend or if a record is not taken, the date as of which the holders of the Common Stock of record entitled to such dividend are to be determined. Appropriate readjustment of the Warrant Price shall be made in the event that any dividend referred to in this paragraph F shall be lawfully abandoned.

                  G. Adjustment of Number of Shares Purchasable. Upon each adjustment of the per share Warrant Price, the number of shares of Common Stock purchasable hereunder shall be adjusted by dividing the Aggregate Warrant Price by the per share Warrant Price in effect immediately following such adjustment.

                  H. Minimum Adjustment. Except as hereinafter provided, no adjustment of the Warrant Price hereunder shall be made if such adjustment results in a change of the Warrant Price then in effect of less than one cent ($.01) per share. Any adjustment of less than one cent ($.01) per share of any Warrant Price shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, together with adjustment or adjustments so carried forward, amounts to one cent ($.01) per share or more. However, upon conversion of this Warrant, the Company shall make all necessary adjustments (to the nearest cent) not theretofore made to the Warrant Price up to and including the date upon which this Warrant is converted.

                  I. Notice of Adjustments. Whenever the Warrant Price shall be adjusted pursuant to this SS.3, the Company shall promptly deliver a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company made any determination hereunder), by first class mail postage prepaid to each Holder.

SECTION 4.        MERGERS, CONSOLIDATIONS, SALES.

         In the case of any consolidation or merger of the Company with another entity, or the sale of all or substantially all of its assets to another entity, or any reorganization or reclassification of the Common Stock or other equity securities of the Company, then, as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore purchasable hereunder such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore so purchasable hereunder had such consolidation, merger, sale, reorganization or reclassification not taken place. The fair market value of such securities shall be determined by a nationally recognized investment banking firm reasonably satisfactory to the holder. The cost of any such determination shall be borne by the Company. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument executed and mailed or delivered to the holder of this Warrant, the obligation to deliver to such holder such shares of stock, securities, cash or other assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

SECTION 5.        DISSOLUTION OR LIQUIDATION.

         In the event of any proposed distribution of the assets of the Company in dissolution or liquidation except under circumstances when the foregoing
Section 4 shall be applicable, the Company shall mail notice thereof to the holder of this Warrant and shall make no distribution to shareholders until the expiration of 30 days from the date of mailing of the aforesaid notice and, in any such case, the holder of this Warrant may exercise the purchase rights with respect to this Warrant within 30 days from the date of mailing such notice and all rights herein granted not so exercised within such 30-day period shall thereafter become null and void.

SECTION 6.        NOTICE OF EXTRAORDINARY DIVIDENDS.

         If the Board of Directors of the Company shall declare any dividend or other distribution on its Common Stock except out of earned surplus or by way of a stock dividend payable on its Common Stock, the Company shall mail notice thereof to the holder of this Warrant not less than 30 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution and the holder of this Warrant shall not participate in such dividend or other distribution or be entitled to any rights on account or as a result thereof unless and to the extent that this Warrant is exercised prior to such record date. The provisions of this paragraph shall not apply to distributions made in connection with transactions covered by Section 4.

SECTION 7.        FRACTIONAL SHARES.

         In the event that any exercise of this Warrant would result in the issuance by the Company of a fractional share of Common Stock, the Company shall pay to the holder of this Warrant upon such exercise an amount in cash equal to the market price, as determined by the Company, of one whole share of the Common Stock multiplied by such fractional share.

SECTION 8.        FULLY PAID STOCK; TAXES.

         The Company covenants and agrees that the shares of Common Stock to be delivered on the exercise of the purchase rights herein provided for shall, at the time of such delivery, be validly issued and be fully paid and nonassessable. The Company further covenants and agrees that it will pay when due and payable any and all Federal and State transfer, stamp, excise or similar taxes which may be payable in respect of this Warrant or any Common Stock upon the exercise of the purchase rights herein provided for pursuant to the provisions hereof as well as all other expenses payable in connection with the preparation, execution and delivery of any stock certificates upon exercise of this Warrant, regardless of the name or names in which such stock certificates shall be registered.

SECTION 9.        CLOSING OF TRANSFER BOOKS.

         The right to exercise this Warrant shall not be suspended during any period that the stock transfer books of the Company for its Common Stock may be closed. The Company shall not be required, however, to deliver certificates of its Common Stock upon such exercise while such books are duly closed for any purpose, but the Company may postpone the delivery of the certificates for such Common Stock until the opening of such books, and they shall, in such case, be delivered promptly upon the opening thereof, or as soon as practicable thereafter.

SECTION 10. RESTRICTIONS ON TRANSFERABILITY OF WARRANTS AND SHARES; COMPLIANCE WITH LAWS.

         This Warrant and the Common Stock issued upon the exercise hereof shall not be transferable except upon the conditions specified in the Registration Rights Agreement, which conditions are intended to insure compliance with the provisions of the Securities Act and any applicable State securities laws in respect of the transfer of this Warrant or any such Common Stock.

SECTION 11.       PARTIAL EXERCISE; ASSIGNMENT.

         If this Warrant is exercised in part only, the holder hereof shall be entitled to receive a new Warrant covering the Applicable Percentage of Common Stock in respect of which this Warrant shall not have been exercised as provided in Section 1.1. If this Warrant is exercised in part, this Warrant shall be surrendered at the principal office of the Company in Baltimore, Maryland (with the partial assignment form at the end hereof duly executed), and thereupon a new Warrant shall be issued to the holder hereof covering the Applicable Percentage of Common Stock to which such holder shall be entitled.

         This Warrant may be transferred or assigned in whole or in part, but only with the prior written consent of the Agent, which consent shall not be unreasonably withheld.

SECTION 12.       DEFINITIONS.

         In addition to the terms defined elsewhere in this Warrant, the following terms have the following respective meanings:

         The term "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Borrower on or after the date hereof except:

         (i) shares of Common Stock to be issued upon conversion of the Notes;

         (ii) shares of Common Stock to be issued upon the exercise of the Warrants;

         (iii) up to 2,250,000 shares of Common Stock to be issued upon the exercise of options granted after the Closing Date pursuant to an incentive stock option plan;

         (iv) up to 6,500,000 shares of Common Stock to be issued in connection with strategic opportunities which the board of directors of the Company believes to be in the best interest of the Company and its shareholders; and

         (v) up to 11,194,000 shares of Common Stock (as such number shall be appropriated adjusted by the board of directors of the Company for stock splits, dividends, combinations and other similar events) to be issued on or before February 28, 2001 or to be issued upon exercise of options granted before February 28, 2001 in connection with, and as an express part of, the consummation of the Plan of Restructuring.

         The term "Agent" shall mean Bank of Montreal or any successor agent under the Credit Agreement.

         The term "Aggregate Warrant Price" shall mean, as of the date of any determination, the amount computed as provided in the first paragraph of this Warrant.

         The term "Common Stock" as used herein shall include any class of capital stock of the Company now or hereafter authorized, the right of which to share in distributions either of earnings or assets of the Company is without limit as to any amount or percentage; provided, however, that the shares of Common Stock deliverable upon the exercise of the rights granted under this Warrant shall include only Common Stock of the Company, par value of $0.001 per share, authorized at the date hereof (or to be authorized as contemplated in Section 1.4 of the Warrant Agreement) and any class of Common Stock issued in substitution therefor.

         The term "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for additional shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

         The term "Convertible Note Agreement" shall mean the Convertible Note Agreement dated as of November 10, 2000, between the Company and certain institutional investors named therein, as the same may be amended, modified or restated from time to time.

         The term "Credit Agreement" shall mean the Amended and Restated Credit Agreement dated as of November 10, 2000, among the Company and the financial institutions party thereto, as the same may be amended, modified or restated from time to time, and

         The term "Current Market Price" means with respect to shares of Common Stock shall be, as of the date of any determination thereof, deemed to be the average of the daily Market Prices per share for the five consecutive trading days immediately preceding the date of determination. The Market Price for each day of such five trading day period shall be (i) if the Common Stock shall at the time be listed or admitted to unlisted trading privileges on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), on the basis of the last reported sale price regular way of the Common Stock on the composite tape on each such trading day upon which such a sale shall have been effected (or if no sale takes place on any such day on such exchange, the average of the closing bid and asked prices on such day as officially quoted on such exchange), or (ii) if the Common Stock shall at the time be listed or admitted to unlisted trading privileges on the New York Stock Exchange, on the basis of the last reported sale price regular way of the Common Stock on the composite tape (or if no sale takes place on any such day on such exchange, the average of the closing bid and asked prices on such day as officially quoted on such exchange), or (iii) if the Common Stock at the time be not listed on either the NASDAQ or the New York Stock Exchange, the average of the highest reported bid and lowest reported asked prices of the Common Stock in the over-the-counter market on each such Business Day, as reported by NASDAQ or similar organization if NASDAQ is no longer reporting such information. In the event the Market Price of the Common Stock cannot be determined in accordance with the immediately preceding sentence, the fair market price shall be determined in good faith by the Board of Directors (which determination shall be reasonably satisfactory to the holders of the Warrants holding more than 66-2/3% in the aggregate of the shares of Common Stock issuable upon exercise of all Warrants).

         The term "Loan Documents" shall mean the Credit Agreement, the Convertible Note Agreement and the Warrant Agreement, and all other security agreements, registration rights agreements or other instruments executed and delivered in connection therewith.

         The term "Obligations" shall mean all notes, letters of credit, indemnities and all other obligations of the Company outstanding under the Loan Documents.

         The term "Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of November 10, 2000, among the Company and the institutional investors named therein.

         The term "Related Warrant" shall mean the other Class B Warrants similar to this Warrant which were initially issued pursuant to the terms and provisions of the Warrant Agreement.

         The term "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar statute, and the rules and regulations of the Securities Exchange Commission thereunder, all as the same shall be in effect at the time.

         The term "Warrant Agreement" shall mean the Warrant Agreement dated as of November 10, 2000, between the Company and certain institutional investors named therein, as the same may be amended, modified or restated from time to time.

         The term "Warrants" as used herein shall mean this Warrant and the Related Warrants and all warrants hereafter issued in exchange or substitution for this Warrant or any Related Warrants.

SECTION 13.       LOST, STOLEN WARRANTS, ETC.

         In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company may issue a new Warrant of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of the mutilated Warrant, or in lieu of the Warrant lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant, and upon receipt of indemnity satisfactory to the Company. If an institutional holder is the owner of any such lost, stolen or destroyed Warrant, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of such Warrant at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Warrant other than the written agreement of such owner to indemnify the Company.

SECTION 14.       WARRANT HOLDER NOT SHAREHOLDER.

         This Warrant does not confer upon the holder hereof any right to vote or to consent or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof as hereinbefore provided.

SECTION 15.       EXERCISE OF REMEDIES.

         IN THE EVENT THAT THE COMPANY SHALL FAIL TO OBSERVE ANY PROVISION CONTAINED IN THIS WARRANT, THE HOLDER HEREOF AND/OR ANY HOLDER OF COMMON STOCK ISSUED HEREUNDER, AS THE CASE MAY BE, MAY ENFORCE ITS RIGHTS HEREUNDER BY SUIT IN EQUITY, BY ACTION AT LAW, OR BY ANY OTHER APPROPRIATE PROCEEDINGS IN AID OF THE EXERCISE OF ANY POWER GRANTED IN THIS WARRANT AND, WITHOUT LIMITING THE FOREGOING, SAID HOLDER

SHALL BE ENTITLED TO THE ENTRY OF A DECREE FOR SPECIFIC PERFORMANCE AND TO SUCH OTHER AND FURTHER RELIEF AS SUCH COURT MAY DECREE.

SECTION 16.       NOTICES.

         All communications provided for hereunder shall be in writing and, if to the holder of this Warrant, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication, in each case addressed to the holder hereof at such address as such holder may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail or overnight courier, or by facsimile communication, to the Company at 120 West Fayette Street, Suite 700, Baltimore, Maryland 21201, Attention: Chief Financial Officer, or to such other address as the Company may designate to the holder hereof in writing; provided, however, that a notice to the holder by overnight air courier shall only be effective if delivered to such holder at a street address designated for such purpose in accordance with this Section, and a notice to such holder by facsimile communication shall only be effective if made by confirmed transmission to such holder at a telephone number designated for such purpose in accordance with this Section and promptly followed by delivery of such notice by registered or certified mail or overnight air courier, as set forth above. The person in whose name any Warrant shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Warrant.

SECTION 17.       SEVERABILITY.

         Should any part of this Warrant for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Warrant had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed and accepted the remaining portion of this Warrant without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

SECTION 18.       GOVERNING LAW.

         This Warrant shall be governed by and construed in accordance with Illinois law.

SECTION 19.       INDEX AND CAPTIONS.

         The index and the descriptive headings of the various sections of this Warrant are for convenience only and shall not affect the meaning or construction of the provisions hereof.

         IN WITNESS WHEREOF, Vision Twenty-One, Inc., has caused this Warrant to be signed by its President or one of its Vice Presidents and its Secretary or one of its Assistant Secretaries and this Warrant to be dated November 10, 2000.

                                   VISION TWENTY-ONE, INC.


                                   By
                                      -----------------------------------------
                                      President


By
  ------------------------------
              Secretary

FORMS

      Warrant to Purchase Common Stock

      -  antidilution provisions based on either warrant price or current market



                                  SUBSCRIPTION

VISION TWENTY-ONE, INC.

         The undersigned, ____________________, pursuant to the provisions of the within Warrant, hereby elects to purchase ____ shares of Common Stock of Vision Twenty-One, Inc., a Florida corporation, covered by the within Warrant.

                                         Signature
                                                   -----------------------------

                                         Address
                                                 -------------------------------

Dated:
       -------------------------

                                   ASSIGNMENT

         FOR VALUE RECEIVED ____________________ hereby sells, assigns and transfers unto ____________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint ____________________, attorney, to transfer the said Warrant on the books of the within-named Company.


                                        ---------------------------------------
Dated:
       ------------------------------



             PARTIAL ASSIGNMENT IN CONNECTION WITH PARTIAL EXERCISE

         FOR VALUE RECEIVED ____________________ hereby sells, assigns and transfers unto ____________________ that portion of the within Warrant and the rights evidenced thereby which will on the date hereof entitle the holder to purchase _____ shares of Common Stock of Vision Twenty-One, Inc., a Florida corporation, and does hereby irrevocably constitute and appoint ____________________, attorney, to transfer that part of the said Warrant on the books of the within-named Company.



                                        ---------------------------------------
Dated:
       ------------------------------

                                   EXHIBIT B
                             (to Warrant Agreement)

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Lenders as follows:

         1.       Corporate Organization and Authority. The Company,

                  (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

                  (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted except where the failure to obtain such licenses or permits would not have a material adverse effect on the condition (financial or otherwise) of the Company or on the ability of the Company to perform its obligations under the Agreement and the Warrants; and

                  (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary except where the failure to be so licensed or qualified would not have a material adverse effect on the condition (financial or otherwise) of the Company or on the ability of the Company to perform its obligations under the Agreement or the Warrants.

         2. Authorized Capital Stock. The authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, par value $0.001 per share, of which 13,969,260 shares are outstanding on the date hereof and all of said outstanding shares are duly authorized, validly issued, fully paid and non-assessable and (ii) 10,000,000 shares of Preferred Stock, par value $0.001 per share, of which zero shares will be issued and outstanding on the Closing Date and all of said outstanding shares will be duly authorized, validly issued, fully paid and non-assessable when issued. The Company does not have outstanding any warrants, options, Convertible Securities or other rights for the purchase or acquisition of shares of its Common Stock other than the Notes, the Warrants and the rights providing for the purchase of 2,270,213 shares of Common Stock as described in Annex A attached hereto. The Board of Directors of the Borrower has duly reserved for issuance upon (i) conversion of the Notes' 4,104,000 shares of Common Stock. The Board of Directors of the Borrower has not reserved for issuance upon conversion of the Notes 4,104,000 shares of Common Stock and has not reserved any shares of Common Stock exercise of the Warrants. As of the Closing Date, the aggregate amount of shares of Common Stock issuable upon the exercise of the Class A Warrants and the Class B Warrants represent, in the aggregate, 6% of the outstanding shares of Common Stock of the Company on a fully diluted basis. No shareholder of the Company or any other Person is entitled to preemptive or similar rights with respect to the shares of Common Stock which are issuable upon exercise of the Warrants and, if and when issued upon exercise of the Warrants, such shares will be validly issued, fully paid and non-assessable shares (plus increases in such number of shares as shall be required following the occurrence of certain dilutive events giving rise to reductions in the per share warrant price).

         3. Full Disclosure. No other written statement furnished to any Lender by or on behalf of the Company in connection with the negotiation of the issuance of the Warrants, contains any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact peculiar to the Company which the Company has not disclosed to each Lender in writing which materially affects adversely or, so far as the Company can now foresee, will materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Company.

         4. Issuance is Legal and Authorized. The issuance of the Warrants and compliance by the Company with all of the provisions of the Agreement and the Warrants:

                  (a)      are within the corporate powers of the Company;

                  (b) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Articles of Incorporation or Bylaws of the Company or any indenture or other agreement or instrument to which the Company is a party or by which it may be bound or result in the imposition of any liens or encumbrances on any property of the Company; and

                  (c) have been duly authorized by proper corporate and shareholder action on the part of the Company, executed and delivered by the Company, and the Agreement and the Warrants constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable in accordance with their respective terms; provided, however, shareholder approval authorizing the increase in the authorized shares of the Borrower's Capital Stock required for the exercise of all Warrants into common stock shall be obtained in connection with the Plan of Restructuring on or before February 28, 2001.

         5. Governmental Consent. No approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by the Company of the Agreement or the Warrants or compliance by the Company with any of the provisions of the Agreement or the Warrants.

         6. Compliance with Law. The Company is (a) not in violation of any law, ordinance, franchise, governmental rule or regulation to which it is subject or (b) has not failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain would materially adversely affect the business, prospects, profits, properties or condition (financial or otherwise) of the Company or impair the ability of the Company to perform its obligations contained in the Agreement and the Warrants. The Company is not in default with respect to any order of any court or governmental authority or arbitration board or tribunal.

                                     ANNEX A

        Existing Warrants as described on Exhibit A to this Annex A:    974,803

        Existing Incentive Stock Options
                 Employee Plan                                        1,215,411
                 Affiliated Plan                                         79,999
                                                                      ---------

        Total                                                         2,270,213

                    DESCRIPTION OF CLOSING OPINION OF COUNSEL
                                 TO THE COMPANY

         The closing opinion of Shumaker, Loop & Kendrick, LLP called for by SS.2.2 of the Warrant Agreement, shall be dated the Closing Date and addressed to the Lenders, shall be satisfactory in scope and form to the Lenders and shall be to the effect that:

                  1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Florida, has the corporate power and the corporate authority to execute and perform the Warrant Agreement and to issue the Warrant and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary except where the failure to be so licensed or qualified would not have a material adverse effect on the condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or on the ability of the Company to perform its obligations under the Warrant Agreement or the Warrants.

                  2. The Warrant Agreement has been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitutes the legal, valid and binding contracts of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                  3. The Warrants have been duly authorized by all necessary corporate action on the part of the Company, and the Warrants being delivered on the date hereof have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                  4. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution and delivery of the Warrant Agreement or the Warrants.

                  5. The issuance and sale of the Warrants and the execution, delivery and performance by the Company of the Warrant Agreement do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any lien upon any of the property of the Company pursuant to the provisions of the Articles of Incorporation or Bylaws of the Company or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company may be bound.

                                   EXHIBIT C
                        (to Warrant Purchase Agreement)

                  6. The issuance, sale and delivery of the Warrants under the circumstances contemplated by the Warrant Agreement do not, under existing law, require the registration of the Warrants under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

                  7. The Company has duly authorized Common Stock consisting of _________ shares of Common Stock, $___ per share par value, of which _________ shares have been issued and are outstanding. All such outstanding shares have been duly and validly issued and are fully paid and non-assessable.

                  8. The shares issued upon exercise of the Warrants when issued in accordance with the terms of the Warrants will be duly authorized, fully paid, validly issued and nonassessable shares of the Company.

                  9. None of the transactions contemplated by the Warrant Agreement including, without limitation, the use of the proceeds from the issuance of the Warrants will violate or result in a violation of
         Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, or Regulations U, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chap. II.

         The opinion of Shumaker, Loop & Kendrick, LLP shall cover such other matters relating to the sale of the Notes as the Lenders may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.


                                      C-2